UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2011

EnergyConnect Group, Inc.

(Exact name of Company as specified in its charter)

000-26226

(Commission File Number)

Oregon	93-0935149
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

901 Campisi Way, Suite 260

Campbell, CA 95008

(Address of principal executive offices, with zip code)

(408) 370-3311

(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2011, EnergyConnect Group, Inc., an Oregon corporation (“EnergyConnect”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among EnergyConnect, Johnson Controls Holding Company, Inc., a Delaware corporation, (“JCI Holding”), and Eureka, Inc., an Oregon corporation and wholly owned subsidiary of JCI Holding (“Merger Sub”), pursuant to which Merger Sub will merge with and into EnergyConnect, with EnergyConnect as the surviving corporation and a wholly owned subsidiary of JCI Holding (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of EnergyConnect common stock, no par value, will be converted into the right to receive Twenty-Two and 53/100 Cents ($.2253) pursuant to and in accordance with the terms and conditions set forth in the Merger Agreement (the “Merger Consideration”).

Each outstanding option to purchase EnergyConnect common stock granted under EnergyConnect’s stock plans will be fully accelerated and converted into the right to receive cash payment, if any, equal to the aggregate Merger Consideration (without interest and less any applicable taxes) payable on the shares underlying such option minus the aggregate exercise price for such option. Each option unexercised at the time of the consummation of the Merger will be cancelled. In addition, each unvested restricted stock unit or share of restricted stock issued by EnergyConnect will automatically vest and be converted into the right to receive the Merger Consideration underlying such unit or share.

EnergyConnect has made certain customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) conduct its businesses in the ordinary course consistent with past practices during the interim period between the execution of the Merger Agreement and the consummation of the Merger, and (ii) use its reasonable best efforts to take any action necessary or advisable to cause the conditions to the consummation of the Merger to be satisfied as promptly as practicable. In addition, EnergyConnect has agreed not to initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to a takeover proposal, enter into discussions or negotiate with any third party regarding any takeover proposal, or enter into any agreement related to any takeover proposal, subject to certain exceptions.

Completion of the Merger is subject to various customary closing conditions, including, but not limited to, (i) approval and adoption of the Merger Agreement by EnergyConnect’s shareholders, (ii) the absence of any order or injunction prohibiting the consummation of the Merger, (iii) the accuracy of the representations and warranties of each party, (iv) performance, in all material respects, of all obligations and compliance with, in all material respects, agreements and covenants to be performed or complied with by each party, (v) the absence of a material adverse effect on EnergyConnect, (vi) EnergyConnect having obtained cancellation acknowledgments from holders of certain warrants or such warrants having expired and (vii) consents having been obtained from EnergyConnect’s lender, any utility, independent system operator or market regulator whose approval is required by contract or applicable law, and the U.S. Federal Energy Regulatory Commission.

The Merger Agreement contains certain termination rights for each of JCI Holding and EnergyConnect, including EnergyConnect’s right to terminate the Merger Agreement under certain circumstances to pursue an unsolicited superior proposal. In addition, the Merger Agreement provides that upon termination of the Merger Agreement under specified circumstances, including termination by EnergyConnect to pursue an unsolicited superior proposal, EnergyConnect is required to pay JCI Holding a termination fee of $1,600,000.

The board of directors of EnergyConnect approved the Merger Agreement and determined that the Merger Agreement and the Merger were advisable, fair to and in the best interest of EnergyConnect and its shareholders.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A joint press release, issued on March 3, 2011, announcing the signing of the Merger Agreement, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about JCI Holding, Merger Sub or EnergyConnect, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of JCI Holding, Merger Sub or EnergyConnect or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by JCI Holding and EnergyConnect. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties and the Merger that will be contained in, or incorporated by reference into, the proxy statement that EnergyConnect will be filing in connection with the Merger, as well as in the other filings that EnergyConnect makes with the Securities and Exchange Commission (“SEC”).

Important Merger Information and Additional Information

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, EnergyConnect will file relevant materials with the SEC. EnergyConnect will file a proxy statement and mail the proxy statement to its shareholders. Investors are urged to read the proxy statement regarding the proposed transaction when it becomes available, because it will contain important information. The proxy statement and other documents that will be filed by EnergyConnect with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to EnergyConnect Group, Inc., 901 Campisi Way, Suite 260, Campbell, CA 95008, Attention: Investor Relations or by directing a request when such a filing is made to Johnson Controls, Inc., 5757 North Green Bay Avenue, P.O. Box 591-M4, Milwaukee, WI 53209, Attention: Investor Relations.

Participants in Solicitation

Johnson Controls, Inc., the parent of JCI Holding, EnergyConnect, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of EnergyConnect is set forth in EnergyConnect’s definitive proxy statement, which was filed with the SEC on November 12, 2010. Information about the directors and executive officers of Johnson Controls, Inc. is set forth in Johnson Controls, Inc.’s definitive proxy statement, which was filed with the SEC on December 10, 2010, and Johnson Controls, Inc.’s Form 10-K, which was filed with the SEC on November 23, 2010, respectively. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement EnergyConnect will file with the SEC when it becomes available.

Forward-looking Statements

Certain statements in this document may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Johnson Controls, Inc. and EnergyConnect separately and as a combined entity; the timing and consummation of the proposed Merger; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Johnson Controls, Inc. and EnergyConnect regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Johnson Controls, Inc. nor EnergyConnect undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed Merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the Merger making it more difficult to maintain business and operational relationships; the possibility that the Merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Johnson Controls, Inc. for the year ended September 30, 2010, which was filed with the SEC on November 23, 2010, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of EnergyConnect for the year ended January 2, 2010, which was filed with the SEC on March 18, 2010, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 2, 2011, by and among EnergyConnect Group, Inc., Johnson Controls Holding Company, Inc., and Eureka, Inc.

99.1	Joint press release of EnergyConnect Group, Inc. and Johnson Controls Holding Company, Inc. dated March 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2011	ENERGYCONNECT GROUP, INC.

	By:	/s/ Kevin R. Evans
	Name:	Kevin R. Evans
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 2, 2011, by and among EnergyConnect Group, Inc., Johnson Controls Holding Company, Inc., and Eureka, Inc.

99.1	Joint press release of EnergyConnect Group, Inc. and Johnson Controls Holding Company, Inc. dated March 3, 2011.